EXHIBIT 99.1

ST. BERNARD SOFTWARE (DBA EDGEWAVE) ANNOUNCES ITS FINANCIAL RESULTS FOR THE FOURTH QUARTER
 AND YEAR ENDED DECEMBER 31, 2010

SAN DIEGO, CA, March 3, 2011 -- St. Bernard Software, Inc. (dba EdgeWave) (OTC BB:EWVE.OB - News), a leader in Secure Content Management (“SCM”) solutions, today announced unaudited financial results for its fourth quarter and year ended December 31, 2010.

Fourth Quarter and Year to Date 2010 Financial and Operational Highlights

•	During the year, the Company purchased substantially all of the assets and assumed certain liabilities of Red Condor, Inc., an award-winning provider of fully managed email security solutions.

•	Net billings* for the 2010 fourth quarter totaled $5.4 million, an increase of approximately 10% compared to the same period in 2009.

•	Net billings* for the twelve months ended December 31, 2010 were $20.8 million, an increase of approximately 11% over the same period last year.

•	Cash and cash equivalents increased to $2.6 million as of December 31, 2010 from $2.5 million as of December 31, 2009.

•
Generated positive cash flow of $156,000 for YTD 2010 compared to $403,000 positive cash flow for the same period in 2009.  Cash flow for the current year includes proceeds of $3.2 million from the issuance of convertible notes. The notes can be converted into shares of Company stock at $1.10 per share.

•
Q4 operating expenses increased approximately 52 % from $3.2 million in 2009 to $4.9 million in 2010 as a result of additional expenses resulting from the integration of operations associated with the Red Condor transaction.

•
Year to date net loss increased to $3.6 million through December 31, 2010 from a net loss of $273,000 for the same period of 2009 mainly as a result of additional operating expenses and transaction costs associated with the Red Condor transaction.

•	The company moved to new corporate offices effective January 1, 2011. The Company’s total lease payment is expected to decrease approximately $1.2 million in 2011.

“We are pleased to exit 2010 cash flow positive with double digit net billings growth”, said Lou Ryan, CEO of St. Bernard Software.  “We embarked on an aggressive business transformation strategy during the year that will carry into the second quarter of 2011. This transformation required us to spend a considerable amount of operating capital to invest in our business and our future. The successful integration of Red Condor creates a more strategic platform for us to drive future expansion.  Once our migration to new internal systems, new products, new delivery platforms and new channels reaches the completion phase in the second quarter of 2011 we are confident in our ability to drive further organic growth.”

Fourth Quarter and Year-to-Date 2010 Net Billings*

Net billings* increased for the quarter ended December 31, 2010 by approximately 10% from $4.9 million in 2009 to $5.4 million in 2010.  For the twelve months ended December 31, 2010, net billings* totaled $20.8 million, an 11% increase compared to $18.7 million for the same period in 2009.

* Net billings represent the amount of subscription contracts billed to customers net of discounts and are not numerical measurements that can be calculated in accordance with GAAP.  The Company provides this measurement in its financial performance because this measurement provides a consistent basis for understanding the Company’s sales activities for the current period. The Company believes the billing measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in the prior periods.  The rollforward of deferred revenue (which includes net billings and revenue) for the fourth quarter and year ended December 31, 2010 is set forth at the end of this press release

Transformation of the Company

We embarked on an aggressive year-long business transformation during the second quarter of 2010. This overhaul of our company was focused on creating a sustainable growth platform. Our efforts centered around the following activities:

•	new & expanded senior leadership team

•	new & expanded product portfolio

•	new on-demand & managed services delivery platform

•	new back office and customer support systems infrastructure

•	re-organization of our personnel around expanded technology & market focus

•	strategic acquisition of Red Condor assets

•	re-tooling of field sales organization around two primary market segments: larger commercial customers and Managed Service Providers (“MSPs”)

•	securing convertible debt financing to fund business expansion

As these initiatives reached substantive maturation, we embarked on the process of re-branding our company as EdgeWave. This provides us the opportunity to create a new corporate identity that more adequately reflects the realities of our new business.

Strategic Product Development

The Company is a more strategic supplier in the SCM arena by providing a broader array of world-class solutions to a larger cross-section of customer segments.  This expansion is fueled by innovation and acquisition. Our expanded research and development operation embarked on an aggressive new product roadmap that features a broader family of solutions.  The acquisition of substantially all the assets of Red Condor provided us with some critical technological and service capabilities that rounded out this new product strategy.

We are introducing new products across three primary technology buckets:  web security, messaging security, and data security.  Our products foster improved protection, productivity and business continuity for organizations in the private and public sectors.  We pride ourselves in offering a choice between on-premises, on-demand and hybrid delivery platforms – giving our customers and partners maximum choice to meet their specific needs.

Corporate Facilities Lease Agreement

On January 1, 2011, the Company moved to new corporate offices. The new facility premises totals approximately 36,000 square feet and will serve as the Company’s headquarters. Per the new lease, total rent to be paid in 2011 will be approximately $477,000, an estimated decrease of $1.2 million from the prior year.

Business Outlook

Mr. Ryan added, “Entering 2011 the Company is better positioned to capitalize on the market dynamics that characterize the expanding SCM landscape. As we work to complete our business transformation during 2011 we expect to pick up steam from our investments. We believe that the Company has built a more sustainable model with our expanded product set, market reach and delivery capabilities.”

About St. Bernard Software, Inc. dba EdgeWave

St. Bernard Software, Inc. dba EdgeWave (OTCBB: EWVE) develops and markets on demand, on-premises, and hybrid SCM solutions to the mid-enterprise and service provider markets. The EdgeWave portfolio of web, email and data protection technologies delivers comprehensive secure content management with unrivalled ease of deployment and the lowest Total Cost of Ownership on the market. The Company's award winning iPrism Web Security and Red Condor Email Security products are now complemented by new e-reputation, email archiving and data leakage protection solutions, and can be delivered as hosted, on-premises, and hybrid services. With 6,500 customers and over 200 MSP partners worldwide, the Company strives to deliver simple, high performance solutions that offer excellent value.

Based in San Diego, California, the Company markets its solutions through a network of value added resellers, ISPs and MSPs, distributors, system integrators, OEM partners and directly to end users. For more information about the Company, visit www.edgewave.com.

©2011 St. Bernard Software, Inc. All rights reserved. The EdgeWave logo, iPrism, iGuard, the Red Condor Logo, and Vx Technology are trademarks of St. Bernard Software, Inc., DBA EdgeWave. All other trademarks and registered trademarks are hereby acknowledged.

Forward Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements of the plans, strategies, and objectives of management (including statements about our business transformation strategy, plans for future expansion, plans to migrate to new internal systems, and statements about new delivery platforms and new channels); any statements concerning proposed new products, services, or developments; statements of belief  (such as our belief to be able to drive further organic growth) and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; the ability to retain the customers obtained through the recent Red Condor transaction; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; our ability to integrate our acquisitions in accordance to plan; our ability to properly execute our strategies, and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:
St. Bernard Software (dba EdgeWave)

     Lorrie Hunsaker
     St. Bernard Software (dba EdgeWave)
     Investor and Public Relations Manager
     (858) 524-2002
     IR@edgewave.com

St. Bernard Software, Inc. (dba EdgeWave)

Condensed Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
	(Unaudited)	(*)

Assets

Current Assets
Cash and cash equivalents	$2,610,000	$2,454,000
Accounts receivable - net of allowance for doubtful accounts of $30,000 and $13,000 in 2010 and 2009, respectively	3,596,000	2,534,000
Inventories - net	698,000	242,000
Prepaid expenses and other current assets	932,000	335,000

Total current assets	7,836,000	5,565,000

Fixed Assets - Net	492,000	564,000

Goodwill	8,280,000	7,568,000

Other Intangible Assets - Net	587,000	-

Other Assets	465,000	148,000

Total Assets	$17,660,000	$13,845,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Short-term borrowings	$400,000	$2,250,000
Accounts payable	1,133,000	817,000
Accrued compensation	1,526,000	834,000
Accrued expenses and other current liabilities	749,000	597,000
Warranty liability	210,000	192,000
Capitalized lease obligations	-	22,000
Deferred revenue	11,038,000	10,209,000

Total current liabilities	15,056,000	14,921,000

Convertible Note Payable	3,214,000	-

Long-Term Borrowings	58,000	-

Deferred Revenue	10,617,000	7,708,000
Total liabilities	28,945,000	22,629,000

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 50,000,000 shares authorized; 16,094,535 and 13,319,991 shares issued and outstanding in 2010 and 2009, respectively	158,000	132,000
Additional paid-in capital	41,818,000	40,774,000
Accumulated deficit	(53,261,000)	(49,690,000)
Total stockholders’ deficit	(11,285,000)	(8,784,000)
Total Liabilities and Stockholders’ Deficit	$17,660,000	$13,845,000

* Derived from audited financial statements as of and for the year ended December 31, 2009.

St. Bernard Software, Inc. (dba EdgeWave)

Condensed Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(*)

Revenues
Subscription	$3,718,000	$3,563,000	$14,252,000	$14,559,000
Appliance	1,036,000	1,099,000	3,763,000	3,790,000
License	-	16,000	56,000	25,000
Total Revenues	4,754,000	4,678,000	18,071,000	18,374,000

Cost of Revenues
Subscription	771,000	404,000	2,259,000	1,720,000
Appliance	688,000	745,000	2,572,000	2,571,000
License	1,000	4,000	14,000	15,000
Total Cost of Revenues	1,460,000	1,153,000	4,845,000	4,306,000

Gross Profit	3,294,000	3,525,000	13,226,000	14,068,000

Operating Expenses
Sales and marketing	2,341,000	1,697,000	7,629,000	6,412,000
Research and development	1,361,000	762,000	4,325,000	3,750,000
General and administrative	1,204,000	775,000	4,539,000	3,484,000
Impairment expense	-	-	-	473,000
Total Operating Expenses	4,906,000	3,234,000	16,493,000	14,119,000

(Loss) Income from Operations	(1,612,000)	291,000	(3,267,000)	(51,000)

Other Expense (Income)
Interest expense - net	41,000	10,000	174,000	260,000
Loss on sale of assets	29,000	-	29,000	-
Other expense (income)	2,000	(14,000)	101,000	(43,000)
Total Other Expense	72,000	(4,000)	304,000	217,000
Loss (Income) Before Income Taxes	(1,684,000)	295,000	(3,571,000)	(268,000)

Income tax expense	-	-	-	(5,000)
Net (Loss) Income	$(1,684,000)	$295,000	$(3,571,000)	$(273,000)
(Loss) Earnings Per Common Share - Basic	$(0.12)	$0.02	$(0.25)	$(0.02)
(Loss) Earnings Per Common Share - Diluted	$(0.12)	$0.02	$(0.25)	$(0.02)

Weighted Average Shares Outstanding - Basic	14,424,615	13,319,991	14,424,615	14,177,996
Weighted Average Shares Outstanding - Diluted	14,424,615	13,495,680	14,424,615	14,177,996

* Derived from audited financial statements as of and for the year ended December 31, 2009.

St. Bernard Software, Inc. (dba EdgeWave)

Condensed Consolidated Statements of Cash Flows

	Years ended December 31,
	2010	2009
	(Unaudited)	(*)

Cash Flows From Operating Activities
Net loss	$(3,571,000)	$(273,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	479,000	365,000
Allowance for doubtful accounts	(9,000)	(39,000)
Loss (gain) on change in fair value of warrant derivative liability	101,000	(22,000)
Loss on sale of assets	29,000	-
Write-off of capitalized software	-	473,000
Stock-based compensation expense	174,000	577,000
Noncash interest expense	76,000	98,000
Change in operating assets and liablilities, net of effect of acquisition:
Accounts receivable	(415,000)	675,000
Inventories	(407,000)	122,000
Prepaid expenses and other assets	(906,000)	(392,000)
Accounts payable	(104,000)	(453,000)
Accrued expenses and other current liabilities	(5,000)	(1,112,000)
Accrued compensation	692,000	527,000
Warranty liability	18,000	(3,000)
Deferred revenue	2,761,000	296,000
Net cash (used) provided by operating activities	(1,087,000)	839,000

Cash Flows From Investing Activities
Acquisition, net of cash acquired	(66,000)	-
Purchases of fixed assets	(125,000)	(101,000)
Net cash used by investing activities	(191,000)	(101,000)

Cash Flows From Financing Activities
Proceeds from convertible note payable	3,175,000	-
Proceeds from stock option exercises	48,000	-
Proceeds from the sales of stock under the employee stock purchase plan	25,000	24,000
Principal payments on capitalized lease obligations	(22,000)	(147,000)
Net decrease in short-term borrowings	(1,792,000)	(212,000)
Net cash provided (used) by financing activities	1,434,000	(335,000)
Net Increase in Cash and Cash Equivalents	156,000	403,000
Cash and Cash Equivalents at Beginning of Period	2,454,000	2,051,000
Cash and Cash Equivalents at End of Period	$2,610,000	$2,454,000

* Derived from audited financial statements as of and for the year ended December 31, 2009.

St. Bernard Software, Inc. (dba EdgeWave)
Rollforward of GAAP Deferred Revenue (Unaudited)

Three Months Ended December 31, 2010

GAAP deferred revenue balance at September 30, 2010	$20,996
Net billings during fourth quarter 2010	5,413
Less GAAP revenue recognized during fourth quarter 2010	4,754
GAAP deferred revenue balance at December 31, 2010	$21,655

Twelve Months Ended December 31, 2010

GAAP deferred revenue balance at January 1, 2010	$17,917
Assumed deferred revenue of Red Condor, Inc	977
Net billings year to date 2010	20,832
Less GAAP revenue recognized year to date 2010	18,071
GAAP deferred revenue balance at December 31, 2010	$21,655